FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 6, 2008

BORGWARNER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road
Auburn Hills, MI 48326

(Address of principal executive offices)

Registrant's telephone number, including area code:
(248) 754-9200

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02    Departure of Directors or Certain Officers

     Effective June 2, 2008, Daniel CasaSanta has been promoted to be a Vice President of the Company and President and General Manager of the TorqTransfer Systems business.

    On June 2, 2008, Cynthia Niekamp informed the Company of her decision to resign from her positions as a Vice President of the Company and President and General Manager of the TorqTransfer Systems business of the Company to focus on other professional pursuits.  Her resignation was effective June 2, 2008.  While the Company and Ms. Niekamp are considering a separation arrangement, the Company has not yet entered into any material plans, contracts or arrangements, or amended any existing plans, contracts or arrangements with Ms. Niekamp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORGWARNER INC.

/s/ John J. Gasparovic
__________________________________
John J. Gasparovic
Vice President, General Counsel & Secretary

Dated: June 6, 2008